Exhibit 10.6
Fourth Amendment to the
Bowater Incorporated Benefits Equalization Plan
As Amended and Restated Effective February 26, 1999
     WHEREAS, Bowater Incorporated (the “Company”) previously amended and restated the Bowater Incorporated Benefits Equalization Plan as of February 26, 1999 (the “Plan”);
     WHEREAS, Section 9 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the “HRCC”) to amend the Plan; and
     WHEREAS, the HRCC desires to amend the Plan to: (1) freeze participation and Plan benefits as of January 1, 2007 for those participants who are younger than age 55 and whose age plus years of service total less than 70 (“non-grandfathered participants”) and (2) provide that no new employees shall be eligible to participate in the Plan after December 31, 2006.
     NOW, THEREFORE, the Plan is amended, effective as of January 1, 2007, in the following respects:
     1. Section 1 is amended by adding a new paragraph at the end thereto to read as follows:
     “Effective as of January 1, 2007, the Plan will be frozen to new, otherwise eligible employees and to active participants who are less than age 55 and whose age plus years of service total less than 70 (determined as of December 31, 2006). The Plan, as may be amended from time to time, will continue for participants who are age 55 or older or whose age plus years of service equal or exceed 70 (determined as of December 31, 2006).”
     2. Section 3 is amended by adding the following at the end thereto to read as follows:
     “Notwithstanding anything in the Plan to the contrary, effective as of January 1, 2007, Participants who are less than age 55 and whose age plus Years of Service (determined under the Funded Plans) total less than 70 (determined as of December 31, 2006) shall cease to actively participate in the Plan, and all benefits shall cease to accrue for such Participants. No additional compensation (within the meaning of the Funded Plans) or Years of Service earned by such a Participant after December 31, 2006 shall be applied to determine the amount of the Participant’s benefits pursuant to Section 4. In addition, effective as of January 1, 2007, no new Eligible Employees shall be eligible to participate in the Plan.”
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[signature page follows]

     IN WITNESS WHEREOF, the HRCC has caused this Fourth Amendment to the Plan to be executed by a duly authorized officer this 10th day of October, 2006.

BOWATER INCORPORATED

By:	/s/ James T. Wright

James T. Wright Title: Executive Vice President — Human Resources